EXHIBIT 99.1
LGI Homes Reports Third Quarter 2022 Results and Updates Full Year 2022 Guidance
THE WOODLANDS, Texas, November 1, 2022 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the third quarter ended September 30, 2022.
Third Quarter 2022 Highlights and Comparisons to Third Quarter 2021
•Net Income decreased 10.1% to $90.4 million, or $3.88 Basic EPS and $3.85 Diluted EPS
•Net Income Before Income Taxes decreased 14.4% to $108.7 million
•Home Sales Revenues decreased 27.2% to $547.1 million
•Home Closings decreased 38.1% to 1,547 homes closed
•Average Sales Price Per Home Closed increased 17.6% to $353,635
•Gross Margin as a Percentage of Homes Sales Revenues increased 160 basis points to 28.5%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues increased 130 basis points to 29.5%
•Active Selling Communities at September 30, 2022 of 93
Nine Months Ended September 30, 2022 Highlights and Comparisons to Nine Months Ended September 30, 2021
•Net Income decreased 8.1% to $292.5 million, or $12.42 Basic EPS and $12.29 Diluted EPS
•Net Income Before Income Taxes decreased 7.0% to $371.3 million
•Home Sales Revenues decreased 19.2% to $1.8 billion
•Home Closings decreased 34.7% to 5,173 homes closed
•Average Sales Price Per Home Closed increased 23.6% to $351,091
•Gross Margin as a Percentage of Homes Sales Revenues increased 300 basis points to 30.0%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues increased 280 basis points to 31.2%
•Total Owned and Controlled lots of 76,453
•Ending backlog of 1,255 homes valued at $428.3 million
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Total liquidity of $180.0 million at September 30, 2022, including cash and cash equivalents of $52.7 million and $127.3 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 42.3% at September 30, 2022, compared to 35.1% at December 31, 2021
Management Comments
“Considering the headwinds currently impacting the housing market, I am pleased to share the strong performance we delivered in the third quarter,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“We closed 1,547 homes during the quarter, resulting in $547.1 million dollars in revenue. Despite the decline in home closings compared to the third quarter of last year, ongoing cost controls and thoughtful pricing actions, on a market-by-market basis, enabled us to deliver several third quarter profitability records including gross margin of 28.5%, adjusted gross margin of 29.5% and pre-tax net income margin of 19.9%.

“Mortgage rates continued to increase throughout the quarter, further stretching affordability and sidelining potential homebuyers. While our marketing efforts have successfully uncovered buyer demand, particularly for homes available to close quickly, finding easily qualified buyers remains a headwind. To begin solving for this affordability gap, we have implemented numerous financing initiatives and, in select communities, reduced sales prices to levels that make ownership more achievable. Though the market remains challenging, we saw positive results from our efforts, including a 77.8% sequential increase in our net orders during the quarter. Additionally, we continued to leverage our strong relationships with single-family rental partners to supplement our retail home closings.
“Given our performance to date and outlook for the remainder of the year, we are updating our full year guidance for 2022. We now expect to close between 6,700 and 7,100 homes at an average sales price between $340,000 and $350,000 and to end the year with between 95 and 100 active communities.”
Mr. Lipar concluded, “Despite the current challenges, we remain positive about the long-term outlook for the housing market. While demand may ebb and flow for a time, and often for good reason, people will continue to be drawn to homeownership and the lifestyle and financial benefits it creates. Mindful of this, we continue to manage our business with a focus on our long-term growth and profitability. As we navigate this dynamic period, our focus remains on the disciplined allocation of capital to support future community count growth while prioritizing the strength of our balance sheet to capitalize on attractive opportunities to enhance our growth and deliver profitable results for many years to come.”
Full Year 2022 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release, the Company is providing the following updates to its guidance for the full year 2022. The Company now expects:
•Home closings between 6,700 and 7,100
•Active selling communities at the end of 2022 between 95 and 100
•Average sales price per home closed between $340,000 and $350,000
•Gross margin as a percentage of home sales revenues between 27.7% and 28.7%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 29.0% and 30.0% with capitalized interest accounting for substantially all the difference between gross margin and adjusted gross margin as a percentage of home sales revenues
•SG&A as a percentage of home sales revenues between 11.0% and 12.0%
•Effective tax rate between 21.0% and 22.0%
This updated outlook assumes that general economic conditions, including input costs, materials, product and labor availability, mortgage rates and availability, in the remainder of 2022 are similar to those experienced so far in the fourth quarter 2022 and that construction costs, availability of land, and land development costs in the remainder of 2022 are consistent with the Company’s most recent experience. In addition, this outlook assumes that governmental regulations relating to land development, home construction and COVID-19 are similar to those currently in place. Any further COVID-19 governmental restrictions on land development, home construction or home sales could negatively impact the Company’s ability to achieve this guidance.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, November 1, 2022 (the “Earnings Call”). The Earnings Call will be hosted by Eric Lipar, Chief Executive Officer and Chairman of the Board, and Charles Merdian, Chief Financial Officer and Treasurer.
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.lgihomes.com.
An archive of the webcast will be available for replay on the Company’s website for one year from the date of the conference call.

About LGI Homes, Inc.
LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes. As one of America’s fastest growing companies, LGI Homes has a notable legacy of more than 19 years of homebuilding excellence, over which time it has closed more than 50,000 homes and has been profitable every year. Headquartered in The Woodlands, Texas, LGI Homes has operations across 35 markets in 20 states and, since 2018, has been ranked as the 10th largest residential builder in the United States based on units closed. Nationally recognized for its quality construction and exceptional customer service, LGI Homes’ commitment to excellence extends to its more than 900 employees, earning the Company numerous workplace awards at the local, state and national level, including Top Workplaces USA’s 2022 Cultural Excellence Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2022 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, and the impact of the COVID-19 pandemic and its effect on the Company, its business, customers, subcontractors, and its markets, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company's business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$52,660	$50,514
Accounts receivable	37,450	57,909
Real estate inventory	2,871,900	2,085,904
Pre-acquisition costs and deposits	32,109	40,702
Property and equipment, net	26,051	16,944
Other assets	72,976	81,676
Deferred tax assets, net	7,636	6,198
Goodwill	12,018	12,018
Total assets	$3,112,800	$2,351,865

LIABILITIES AND EQUITY
Accounts payable	$55,242	$14,172
Accrued expenses and other liabilities	220,476	136,609
Notes payable	1,230,101	805,236
Total liabilities	1,505,819	956,017

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,229,758 shares issued and 23,290,286 shares outstanding as of September 30, 2022 and 26,963,915 shares issued and 23,917,359 shares outstanding as of December 31, 2021	272	269
Additional paid-in capital	305,357	291,577
Retained earnings	1,656,374	1,363,922
Treasury stock, at cost, 3,939,472 shares and 3,046,556 shares, respectively	(355,022)	(259,920)
Total equity	1,606,981	1,395,848
Total liabilities and equity	$3,112,800	$2,351,865

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Home sales revenues	$547,074	$751,608	$1,816,193	$2,249,073

Cost of sales	391,275	549,319	1,270,628	1,642,756
Selling expenses	33,938	39,871	111,605	127,450
General and administrative	27,284	24,480	84,657	72,479
Operating income	94,577	137,938	349,303	406,388
Loss on extinguishment of debt	—	13,314	—	13,976
Other income, net	(14,124)	(2,370)	(21,960)	(6,979)
Net income before income taxes	108,701	126,994	371,263	399,391
Income tax provision	18,311	26,444	78,811	81,049
Net income	$90,390	$100,550	$292,452	$318,342
Earnings per share:
Basic	$3.88	$4.10	$12.42	$12.85
Diluted	$3.85	$4.05	$12.29	$12.72

Weighted average shares outstanding:
Basic	23,272,811	24,508,134	23,552,211	24,766,260
Diluted	23,488,325	24,824,320	23,805,086	25,030,161

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Home sales revenues	$547,074	$751,608	$1,816,193	$2,249,073
Cost of sales	391,275	549,319	1,270,628	1,642,756
Gross margin	155,799	202,289	545,565	606,317
Capitalized interest charged to cost of sales	4,617	8,603	14,865	29,718
Purchase accounting adjustments (1)	1,162	952	5,470	3,210
Adjusted gross margin	$161,578	$211,844	$565,900	$639,245
Gross margin % (2)	28.5%	26.9%	30.0%	27.0%
Adjusted gross margin % (2)	29.5%	28.2%	31.2%	28.4%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rates and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended September 30, 2022					As of September 30, 2022
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$228,448	681	$335,460	33.0	6.9	34
Southeast	138,478	419	330,496	23.3	6.0	24
Northwest	46,774	95	492,358	7.0	4.5	7
West	65,064	155	419,768	11.0	4.7	11
Florida	68,310	197	346,751	18.7	3.5	17
Total	$547,074	1,547	$353,635	93.0	5.5	93

	Three Months Ended September 30, 2021					As of September 30, 2021
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$287,878	1,072	$268,543	34.7	10.3	33
Southeast	146,166	551	265,274	24.0	7.7	26
Northwest	148,515	325	456,969	12.3	8.8	12
West	90,592	248	365,290	12.7	6.5	13
Florida	78,457	303	258,934	19.0	5.3	19
Total	$751,608	2,499	$300,764	102.7	8.1	103

	Nine Months Ended September 30, 2022
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$807,400	2,460	$328,211	31.3	8.7
Southeast	328,510	1,018	322,701	21.0	5.4
Northwest	220,440	429	513,846	8.6	5.5
West	244,603	598	409,035	11.2	5.9
Florida	215,240	668	322,216	19.0	3.9
Total	$1,816,193	5,173	$351,091	91.1	6.3

	Nine Months Ended September 30, 2021
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$924,591	3,547	$260,668	36.7	10.7
Southeast	442,431	1,731	255,593	25.8	7.5
Northwest	372,903	876	425,688	11.1	8.8
West	252,553	729	346,438	11.3	7.1
Florida	256,595	1,033	248,398	19.8	5.8
Total	$2,249,073	7,916	$284,117	104.7	8.4

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the nine months ended September 30, 2022 and (ii) owned or controlled lots by reportable segment as of September 30, 2022.

	Nine Months Ended September 30, 2022	As of September 30, 2022
	Home Closings	Owned (1)	Controlled	Total
Central	2,460	23,326	4,512	27,838
Southeast	1,018	15,687	4,035	19,722
Northwest	429	6,814	2,162	8,976
West	598	9,698	1,960	11,658
Florida	668	5,102	3,157	8,259
Total	5,173	60,627	15,826	76,453
(1)Of the 60,627 owned lots as of September 30, 2022, 48,516 were raw/under development lots and 12,111 were finished lots. Finished lots included 1,541 completed homes, including information centers, and 2,569 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Nine Months Ended September 30,
	2022 (4)	2021 (5)
Net orders (1)	4,373	8,044
Cancellation rate (2)	21.0%	18.8%
Ending backlog – homes (3)	1,255	3,090
Ending backlog – value (3)	$428,293	$959,786
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts for which vertical construction is generally set to occur within the next six to twelve months. Ending backlog is valued at the contract amount.
(4)As of September 30, 2022, the Company had 591 units related to bulk sales agreements associated with its wholesale business.
(5)As of September 30, 2021, the Company had 563 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Vice President of Investor Relations
(281) 210-2586
investorrelations@lgihomes.com